AMENDMENT NO. 7, dated as of June 20, 2000 (this
                   "Amendment"), to the Credit Agreement dated as of January 7, 1998, as amended by Amendment No. 1 and Waiver dated as of March 16, 1998, Amendment No. 2 and Waiver dated as of May 21, 1998, Amendment No. 3 and Waiver dated as of July 16, 1998, Amendment No. 4 dated as of November 12, 1998, Amendment No. 5 dated as of March 12, 1999, and Amendment
                   No. 6 dated as of December 20, 1999 (the "Credit Agreement"), among DENNY'S, INC., a California corporation, EL POLLO LOCO, INC., a Delaware corporation, FLAGSTAR ENTERPRISES, INC., an Alabama corporation, FLAGSTAR SYSTEMS, INC., a Delaware corporation, QUINCY'S RESTAURANTS, INC., an Alabama corporation (each of the foregoing, except for FLAGSTAR ENTERPRISES, INC., QUINCY'S RESTAURANTS, INC. and EL POLLO LOCO, INC., for purposes of this Amendment and the Credit Agreement, individually, a Borrower and, collectively, the "Borrowers"), ADVANTICA RESTAURANT GROUP, INC., a Delaware corporation ("Parent"), the Lenders (as defined in Article I of the Credit Agreement) and THE CHASE MANHATTAN BANK, a
                   New York banking corporation, as swingline lender (in such capacity, the "Swingline Lender"), as issuing bank (in such capacity, the "Issuing Bank"), as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders.

                  A. The Lenders have extended credit to the Borrowers, and have agreed to extend credit to the Borrowers, in each case pursuant to the terms and subject to the conditions set forth in the Credit Agreement.

                  B. Parent and the Borrowers have requested that the Required Lenders agree to amend certain provisions of the Credit Agreement as provided herein.

                  C. The Required Lenders are willing to agree to such amendments, on the terms and subject to the conditions set forth herein.

                  D. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement after giving effect to this Amendment.

                  Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. Amendment. (a) Section 1.01 of the Credit Agreement is hereby amended as follows:

                  (i) by inserting the following definition in the appropriate alphabetical order:

                  "'FRD Sale' shall have the meaning assigned to such term in
                  Section 6.05(l)."

                  (ii) by substituting for the proviso at the end of the definition of the term "Consolidated EBITDA" before the period the following proviso:

                  "; provided, however, that (a) upon and after the occurrence of an EPL Sale, Consolidated EBITDA for each period that includes the date of occurrence of such EPL Sale will, solely for purposes of determining compliance with Sections 6.11, 6.12, 6.13 and 6.14, be determined on a pro forma basis, as if EPL had been sold on the first day of such period, (b) upon and after the occurrence of the FRD Sale, Consolidated EBITDA for each period that includes the date of occurrence of the FRD Sale will, solely for purposes of determining compliance with Sections 6.11, 6.12, 6.13 and 6.14, be determined on a pro forma basis, as if FRD had been sold on the first day of such period, and (c) after the occurrence of any acquisition of any person by Parent, any Borrower or any Specified Subsidiary, Consolidated EBITDA for each period that includes the date of occurrence of such acquisition will, solely for purposes of determining compliance with Sections 6.11 and 6.12, be determined on a pro forma basis, based on the actual historical results of operations of such person, as if such acquisition had occurred on the first day of such period";

         (b) Section 6.04(c) of the Credit Agreement is hereby amended by inserting the text "subject to Section 6.15(a)," immediately following the text "(c)" at the beginning of such Section.

         (c)  Section 6.05 of the Credit Agreement is hereby amended as follows:

                  (i)  by deleting the word "and" set forth at the end of
                       Section 6.05(j); and

                  (ii) by inserting the following new paragraphs:

                  "(l) Parent may dispose of FRD on terms determined reasonably and in good faith by the Board of Directors of Parent to be fair (the "FRD Sale"), provided that (i) at the time of the FRD Sale, and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (ii) the FRD Sale is consummated in accordance with (A) an agreement and related documentation the terms of which are reasonably satisfactory to the Administrative Agent (without giving effect to any amendments, waivers, supplements or other modifications thereto that are materially adverse to the Lenders) and (B) applicable law and regulations and otherwise on terms reasonably satisfactory to the Administrative Agent, (iii) prior to or simultaneously with the FRD Sale, the Advantica Guarantee shall, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, be irrevocably terminated and (iv) the execution, delivery and performance by Parent and each necessary Loan Party of the documentation in respect of the FRD Sale, and the completion of the FRD Sale, (a) shall have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Parent, any Borrower or any other Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which Parent, any Borrower or any other Subsidiary is a party or by which any of them or any of their property is or may be bound or (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument; and

                  (m) Denny's or any of its subsidiaries may (i) sell or transfer the rights to operate restaurants under the Denny's name as franchisees (but not the restaurant buildings themselves (the "Retained Denny's Restaurants") or the land on which such restaurants are located (the "Retained Denny's Land")) to franchisees of Denny's (the "Denny's Franchisees") generally in accordance with Parent's March 2000 Business Plan for cash consideration equal to the Fair Market Value of such rights and (ii) may lease or sublease the Retained Denny's Restaurants and the Retained Denny's Land to the Denny's Franchisees that operate such Retained Denny's Restaurants pursuant to operating leases or subleases on terms determined in good faith by Denny's or the applicable Subsidiary to be market terms at the time such leases or subleases are entered into, provided that (i) such Retained Denny's Restaurants continue to be operated by such Denny's Franchisees under the Denny's name and (ii) such sales, and such leases or subleases, do not violate, conflict with, result in the breach of or constitute a default under any provision of, or give rise to any right to terminate, any indenture, agreement or other instrument to which Parent, any Borrower or any Subsidiary is a party;".

         (d) Section 6.06(a) of the Credit Agreement is hereby amended by inserting the text "subject to Section 6.15(a)," immediately following the text "provided, however, that (i)" in such Section.

         (e) Section 6.08(a) of the Credit Agreement is hereby amended as follows:

                  (i) by deleting the word "and" set forth at the end of Section 6.08(a)(ii); and

                  (ii) by inserting the word "and" immediately following the semi-colon at the end of Section 6.08(iii) and by then adding the following new paragraph:

                  "(iv) Parent shall be permitted to purchase voluntarily New Senior Notes from time to time after the Advantica Guarantee has, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, been irrevocably terminated, provided that (A) immediately after giving effect to each such purchase, the Borrowers shall be in compliance, on a pro forma basis, with the covenants set forth in Sections 6.11, 6.12, 6.13 and 6.14 of this Agreement, which shall be recomputed as of the last day of the most recently ended fiscal quarter of Parent as if such repurchase had occurred on the first day of each relevant period for testing such compliance, and Parent shall have delivered to the Administrative Agent an officer's certificate to such effect,
                  (B) the aggregate consideration paid by Parent with respect to any purchase of New Senior Notes pursuant to this clause (iv) shall not exceed the lesser of (1) a percentage separately agreed upon between the Administrative Agent and Parent of the principal amount of such New Senior Notes and (2) the Fair Market Value of such New Senior Notes,
                  (C) the aggregate consideration paid for the purchase of New Senior Notes pursuant to this clause (iv) (excluding the aggregate amount of accrued but unpaid interest in respect of such New Senior Notes included in such consideration) shall not exceed $50,000,000 less the positive difference (if any) between (A) the aggregate amount paid by Parent at any time, and (B) the aggregate amount paid back to Parent at any time, in each case pursuant to the Advantica Guarantee, (D) no Default or Event of Default shall have occurred or be continuing or would result therefrom and (E) Parent promptly cancels such New Senior Notes; ".

         (f) Section 6.15(a) of the Credit Agreement is hereby amended by inserting the following new language after the first sentence of such Section:

                  "Parent shall not (i) own or acquire any assets other than shares of capital stock of Parent's subsidiaries, assets owned by Parent on June 20, 2000, other assets acquired by Parent after such date in the ordinary course of Parent's business, cash and Permitted Investments, provided that the amount of such cash, together with the Fair Market Value of such Permitted Investments, shall not at any time exceed $500,000 other than on any day on which (1) any payment is due in respect of the New Senior Notes (and no Default or Event of Default shall have occurred and be continuing), (2) Parent is making any payment to purchase New Senior Notes pursuant to
                  Section 6.08(a) (iv), (3) any payment is due in respect of the Advantica Guarantee (and no Default or Event of Default shall have occurred and be continuing) or (4) any payment is due in respect of any liabilities referred to below in clause (ii)(B) or (C), in which event Parent may, during such day, hold additional cash in an amount up to the aggregate amount of such payment to enable Parent to make such payment) or (ii) incur any liabilities (other than (A) liabilities under the New Senior Notes Indenture, the Loan Documents and the Advantica Guarantee, (B) liabilities imposed by law, including tax liabilities, and (C) other liabilities incidental to its existence and permitted business and activities)."

         (g) Section 1.02 of the Security Agreement is hereby amended by substituting the text "Denny's, Inc." for the text "Advantica Restaurant Group, Inc." in the definition of the term "General Fund Account".

         (h) Section 5.01(d) of the Security Agreement is hereby amended by substituting the text "Denny's, Inc." for the text "Parent" in the third sentence of such Section.

                  SECTION 2. Amendment Fee. In consideration of the agreements of the Required Lenders contained in this Amendment, the Borrower agrees to pay to the Administrative Agent, for the account of each Lender that delivers an executed counterpart of this Amendment on or prior to June 20, 2000, an amendment fee (the "Amendment Fee") in an amount equal to 0.25% of such Lender's Commitment as of such date; provided that the Amendment Fee shall not be payable unless and until this Amendment becomes effective as provided in Section 5 below.

                  SECTION 3. Representations and Warranties. Parent and the Borrowers represent and warrant to the Administrative Agent and to each of the Lenders that:

         (a) This Amendment has been duly authorized, executed and delivered by Parent and each of the Borrowers and constitutes their legal, valid and binding obligations, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         (b) Before and after giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

         (c) Before and after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

                  SECTION 4. Releases. Upon the consummation of the FRD Sale, if any, in accordance with the terms of the Credit Agreement, all Liens on the capital stock of FRD under the Credit Agreement and the other Loan Documents will be released.

                  SECTION 5. Conditions to Effectiveness. This Amendment shall become effective as of the date first above written when the Administrative Agent shall have received (a) counterparts of this Amendment that, when taken together, bear the signatures of Parent, each of the Borrowers and the Required Lenders and (b) the Amendment Fee.

                  SECTION 6. Credit Agreement. Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended hereby.

                  SECTION 7. Loan Document. This Amendment shall be a Loan Document for all purposes.

                  SECTION 8. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF
THE STATE OF NEW YORK.

                  SECTION 9. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

                  SECTION 10. Expenses. Parent and the Borrowers agree to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this

Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

                                ADVANTICA RESTAURANT GROUP, INC.,

                                by   /s/   Kenneth E. Jones
                                   --------------------------------
                                Name: Kenneth E. Jones
                                Title: Vice President and Treasurer

                                DENNY'S, INC.,

                                by   /s/   Kenneth E. Jones
                                   --------------------------------
                                Name: Kenneth E. Jones
                                Title: Vice President and Treasurer

                                ADVANTICA SYSTEMS, INC.,

                                by   /s/   Kenneth E. Jones
                                   --------------------------------
                                Name: Kenneth E. Jones
                                Title: Vice President and Treasurer

                                THE CHASE MANHATTAN BANK, individually and as Administrative Agent, Collateral Agent, Swingline Lender and Issuing Bank,

                                by   /s/   Barry K. Bergman
                                   --------------------------------
                                Name: Barry K. Bergman
                                Title: Vice President

                                BHF (USA) CAPITAL CORPORATION,

                                by   /s/   Perry Forman

                                   --------------------------------
                                Name: Perry Forman
                                Title: Vice President

                                by /s/ Nina Zhou

                                   --------------------------------
                                Name: Nina Zhou
                                Title: Associate

                                FARALLON DINING INVESTORS LLC,

                                by   /s/   Meridee Moore

                                   --------------------------------
                                Name: Meidee Moore
                                Title: Managing Member

                                JACKSON NATIONAL LIFE INSURANCE COMPANY,

                                by

                                   --------------------------------
                                Name:
                                Title:

                                KZH CNC LLC,

                                by /s/ Susan Lee

                                   --------------------------------
                                Name: Susan Lee
                                Title: Authorized Agent

                                KZH PAMCO LLC,

                                by

                                   --------------------------------
                                Name:
                                Title:

                                FOOTHILL INCOME TRUST II, L.P.,

                                by   /s/   Dennis R. Ascher
                                   --------------------------------
                                Name: Dennis R. Ascher
                                Title: Managing Member

                                PAM CAPITAL FUNDING LP,

                                by

                                   --------------------------------
                                Name:
                                Title:


                                FLEET BUSINESS CREDIT CORPORATION,

                                by   /s/   Robert J. Price
                                   --------------------------------
                                Name: Robert J. Price
                                Title: Senior Vice President

                                TORONTO DOMINION (TEXAS), INC.,

                                by   /s/   Mark A. Baird
                                   --------------------------------
                                Name: Mark A. Baird
                                Title: Vice President

                                GENERAL ELECTRIC CAPITAL CORP.,

                                by

                                   --------------------------------
                                Name:
                                Title:


                                TRANSAMERICA BUSINESS CREDIT CORPORATION,

                                by   /s/    Perry Vavoules
                                   --------------------------------
                                Name: Perry Vavoules
                                Title: Senior Vice President

                                AMSOUTH BANK,

                                by   /s/   Kathleen F. Kerlinger
                                   --------------------------------
                                Name: Kathleen F. Kerlinger
                                Title: Attorney-in-Fact